UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): April 25, 2005 (April 19, 2005)

SigmaTel, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50391	74-2691412
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1601 South Mopac Expressway

Suite 100

Austin, Texas 78746

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(512) 381-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 22, 2005, the Board of Directors of SigmaTel, Inc. (“SigmaTel”) approved the submission of proposed amendments to SigmaTel’s 2003 Equity Incentive Plan (the “Plan”) to the stockholders of SigmaTel at the annual meeting of stockholders to be held on April 21, 2005. At the annual meeting of stockholders held on April 21, 2005, the proposed amendments to the Plan were approved by the stockholders and became effective on that date. The amendments to the Plan adopted by SigmaTel’s stockholders on April 21, 2005 (i) increased the maximum aggregate number of shares of common stock that may be issued under the Plan by 2,500,000 shares (ii) reduced to 500,000 (from 1,000,000 as originally approved by stockholders) the number of shares which may be issued under the Plan pursuant to any stock purchase right, stock bonus, restricted stock unit, performance share or performance unit, and (iii) amended certain provisions of the Plan solely for the purpose of preserving SigmaTel’s ability to deduct in full for federal income tax purposes the compensation recognized by its executive officers in connection with certain awards that may be granted in the future under the Plan.

On April 19, 2005, the Board of Directors of SigmaTel approved the following additional amendments to the Plan: (i) to require the vesting period for restricted stock awards and/or restricted stock units issued under the Plan (collectively, “Stock Awards”) to be a minimum of three (3) years for Awards which vest based on the passage of time, and a minimum of one (1) year for Awards which vest based on specified performance goals; and (ii) to require stockholder approval to effect acceleration of vesting or lapses or waivers of restrictions of outstanding Awards in instances where such acceleration, lapse or waiver is triggered as a result of an event other than a change in control or the holder’s death or disability.

Item 1.01	Entry into a Material Definitive Agreement.

On April 19, 2005, upon the recommendation of the Compensation Committee of the Board of Directors, the Board of Directors of SigmaTel approved changes described herein to the cash compensation to be paid to SigmaTel’s independent directors, as such term is defined by the independence requirements specified by the NASDAQ National Market and by Section 162(m) of the Internal Revenue Code, such changes to be effective beginning April 19, 2005. Effective April 19, 2005, independent, non-employee directors will receive an annual retainer of $20,000 (unchanged from the prior annual retainer), and will receive $1,500 per board meeting attended in person or $750 per board meeting attended by teleconference. In addition, effective April 19, 2005, the chairmen of the audit committee, compensation committee, and nominating and corporate governance committee will receive an additional annual retainer of $20,000 (unchanged from the prior annual audit committee chair retainer), $5,000 and $1,000 respectively. Further, effective April 19, 2005, the members of the audit and compensation committees will receive $1,000 per respective committee meeting attended in person or $500 per respective committee meeting attended by teleconference, and the members of the nominating and corporate governance committee will receive $500 per committee meeting attended in person or $250 per committee meeting attended by teleconference. SigmaTel will continue to reimburse directors for all reasonable out-of-pocket expenses incurred in attending meetings of our board of directors and committees of our board. Directors who are also our employees will continue to not receive any compensation for their services as members of the Board of Directors.

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Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

10.1	SigmaTel, Inc. 2003 Equity Incentive Plan (including forms of standard option agreements for employees and directors)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2005

SIGMATEL, INC.

By:	/s/ Ross A. Goolsby
Ross A. Goolsby
Vice President of Finance,
Chief Financial Officer and
Secretary

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Exhibit Index

Exhibit No.	Description

10.1	SigmaTel, Inc. 2003 Equity Incentive Plan (including forms of standard option agreements for employees and directors)

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